UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Tower Place, 7th Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2018 Stock Incentive Plan

At the Assembly Biosciences, Inc. (the “Company”) 2024 Annual Meeting held on May 29, 2024 (the “Annual Meeting”), the Company’s stockholders approved the Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan (the “Amended and Restated 2018 Plan”). The Amended and Restated 2018 Plan increased the number of shares reserved for issuance thereunder by 220,000 shares of common stock to 1,103,333 shares.

A summary of the material terms and conditions of the Amended and Restated 2018 Plan is set forth is set forth as a part of Proposal 5 in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 2024 (the “Proxy Statement”). That summary is qualified in its entirety by reference to the full text of the Amended and Restated 2018 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Second Amended and Restated 2018 Employee Stock Purchase Plan

At the Annual Meeting, the Company’s stockholders approved the Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan (the “Second Amended and Restated 2018 ESPP”). The Second Amended and Restated 2018 ESPP (1) increased the number of shares reserved for issuance thereunder to 164,500 shares and (2) removed the maximum number of shares purchasable under the Second Amended and Restated 2018 ESPP per offering period.

A summary of the material terms and conditions of the Second Amended and Restated 2018 ESPP is set forth as a part of Proposal 6 in the Proxy Statement and is incorporated herein by reference. That summary is qualified in its entirety by reference to the full text of the Second Amended and Restated 2018 ESPP, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2024, the matters listed below were submitted to a vote of the Company’s stockholders at the Annual Meeting through the solicitation of proxies. Detailed descriptions of each of the proposals are included in the Proxy Statement. The results of the stockholders’ votes are as follows:

1. William R. Ringo, Jr., Anthony E. Altig, Tomas Cihlar, Ph.D., Gina Consylman, Robert D. Cook II, Sir Michael Houghton, Ph.D., Lisa R. Johnson-Pratt, M.D., Susan Mahony, Ph.D., John G. McHutchison, A.O., M.D. and Jason A. Okazaki were each elected to serve on the Company’s Board of Directors until the Company’s 2025 annual meeting of stockholders and until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
William R. Ringo, Jr.	2,357,609	81,571	6,456	657,217
Anthony E. Altig	2,368,877	73,597	3,162	657,217
Tomas Cihlar, Ph.D.	2,396,763	46,054	2,819	657,217
Gina Consylman	2,423,143	19,328	3,165	657,217
Robert D. Cook II	2,398,024	44,448	3,164	657,217
Sir Michael Houghton, Ph.D.	2,383,382	19,194	43,060	657,217
Lisa R. Johnson-Pratt, M.D.	2,370,787	29,960	44,889	657,217
Susan Mahony, Ph.D.	2,422,878	19,937	2,821	657,217
John G. McHutchison, A.O., M.D.	2,398,440	46,203	993	657,217
Jason A. Okazaki	2,433,188	11,256	1,192	657,217

2. The stockholders approved, on a non-binding advisory basis, the Company’s named executive officers’ compensation disclosed in the Proxy Statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,364,369	35,903	45,364	657,217

3. The stockholders voted, on a non-binding advisory basis, on the frequency of future advisory votes to approve the Company’s named executive officers’ compensation. Consistent with a majority of the votes cast with respect to this proposal and the recommendation of the Board, the Company will hold a stockholder advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers as required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934, as amended.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,421,138	8,234	9,443	6,821	657,217

4. The stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstain	Broker Non-Votes
3,074,737	13,787	14,329	0

5. The stockholders approved the Amended and Restated 2018 Plan to increase the number of shares reserved for issuance thereunder by 220,000.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,359,037	84,557	2,042	657,217

6. The stockholders approved the Second Amended and Restated 2018 ESPP, to (1) increase the number of shares reserved for issuance thereunder to 164,500 shares and (2) remove the maximum number of shares purchasable under the Second Amended and Restated 2018 ESPP per offering period.

Votes For	Votes Against	Abstain	Broker Non-Votes
2,441,055	32,386	2,195	657,217

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan.
10.2	Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: June 3, 2024	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary